                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                      M.D.C. HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                    STUVWXYZ

                             M.D.C. HOLDINGS, INC.

                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                                                                  March 29, 1996

To Our Shareowners:

    You cordially are invited to attend the 1996 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") to be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Friday, May 3, 1996, at 8:00 a.m., Denver time.

    Following this letter is the formal notice of the Meeting and a proxy statement describing the matters to be acted upon at the Meeting. Shareowners also are entitled to vote on any other matters which properly come before the Meeting.

    While many of our shareowners have exercised their right to vote their shares in person at past meetings, we recognize that many shareowners are not able to attend the Meeting. Accordingly, enclosed is a proxy card that will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend. All you need to do is mark the proxy card to indicate your vote, date and sign the proxy card and return it to the Company in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your vote on the proxy card but need only sign, date and return it to the Company in the enclosed postage-paid envelope.

    WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE.

                                          Sincerely,

                                                      [SIG]

                                          Larry A. Mizel
                                          CHAIRMAN OF THE BOARD

                                    STUVWXYZ

                             M.D.C. HOLDINGS, INC.

                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                             ---------------------

To Our Shareowners:

    The 1996 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") will be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Friday, May 3, 1996, at 8:00 a.m., Denver time, to consider and act upon the following matters:

    1. the election of Gilbert Goldstein and William B. Kemper, two Class II directors, for three-year terms expiring in 1999;

    2. the ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for 1996;

    3.  a shareowner proposal to eliminate staggered terms for directors; and

    4. such other business as properly may come before the Meeting and any postponements or adjournments thereof.

    Only shareowners of record at the close of business on March 12, 1996, the record date, will be entitled to vote at the Meeting.

    Management and the Board of Directors desire to have maximum representation at the Meeting and respectfully request that you date, execute and timely return the enclosed proxy in the postage-paid envelope provided.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                                       [SIG]

                                          Paris G. Reece III
                                          SECRETARY

March 29, 1996

                                    STUVWXYZ

                             M.D.C. HOLDINGS, INC.

                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREOWNERS
                                  MAY 3, 1996

                             ---------------------

To Our Shareowners:

    This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of M.D.C. Holdings, Inc. (the "Company") to be used at the Annual Meeting of Shareowners of the Company (the "Meeting") to be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Friday, May 3, 1996, at 8:00 a.m., Denver time, and any postponements or adjournments thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting (collectively, the "Proxy Materials") are first being sent to shareowners on or about March 29, 1996.

                              GENERAL INFORMATION

SOLICITATION

    The enclosed proxy is being solicited by the Board of Directors of the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by directors, officers and regular employees of the Company. No compensation will be paid for the solicitation of proxies, although the Company will reimburse bankers, brokers and others holding shares in their names or in the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending the Proxy Materials to the beneficial owners of such shares.

VOTING RIGHTS

    Holders of shares of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on March 12, 1996 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting. On the Record Date, 19,273,952 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding constitutes a quorum for transacting business at the Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Meeting.

VOTING PROXIES

    Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as directors of the nominees named in this Proxy Statement; FOR ratification of the selection of Price Waterhouse LLP, independent accountants; and will be voted AGAINST the elimination of staggered terms for directors. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareowners, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.

    Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters properly are presented to the shareowners for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

    The giving of the enclosed proxy does not preclude the right to vote in person should the shareowner giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to the Secretary of the Company, by presenting the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Meeting and voting in person.

ANNUAL REPORT

    The Company's 1995 Summary Annual Report to Shareowners and Form 10-K for the year ended December 31, 1995 are enclosed with these Proxy Materials. Neither the Company's 1995 Form 10-K nor the 1995 Summary Annual Report to Shareowners is incorporated into this Proxy Statement by reference nor is it a part of the Proxy Materials.

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for three classes of directors with staggered terms of office. Nominees of each class serve for terms of three years and until election and qualification of their successors or until their resignation, death, disqualification or removal from office.

    The Board of Directors consists of seven members, including two Class I directors whose terms expire in 1998, two Class II directors whose terms expire in 1996 and three Class III directors whose terms expire in 1997. One Class I directorship is vacant. The Company's By-laws permit this vacancy to be filled by the Board of Directors. Accordingly the nominee, if any, for this vacancy will not be voted on at the Meeting. At the Meeting, two Class II directors are to be elected to three-year terms expiring in 1999. The nominees for the Class II directors are Messrs. Gilbert Goldstein and William B. Kemper, both of whom presently serve on the Board of Directors of the Company.

    Unless otherwise specified, the enclosed proxy card will be voted FOR the election of Messrs. Goldstein and Kemper. Management and the Board of Directors are not aware of any reasons which would cause Messrs. Goldstein or Kemper to be unavailable to serve as directors. If Messrs. Goldstein or Kemper become unavailable for election, discretionary authority may be exercised by the proxy holders named in the enclosed proxy card to vote for a substitute nominee or nominees proposed by the Board of Directors .

    The affirmative vote of the holders of a plurality of the shares present or represented and entitled to vote at the Meeting will be required for election to the Board of Directors. The Board of Directors recommends a vote FOR the election of Messrs. Goldstein and Kemper as directors.

    Certain information with respect to Messrs. Goldstein and Kemper, the nominees for election, and the continuing Directors of the Company, furnished in part by each such person, appears below:

                                                                                        SHARES
                                                                                  BENEFICIALLY OWNED
                                 POSITIONS AND OFFICES WITH THE COMPANY               AS OF THE         PERCENTAGE
       NAME          AGE             AND OTHER PRINCIPAL OCCUPATIONS              RECORD DATE (1)(2)   OF CLASS (3)
-------------------  --- -------------------------------------------------------  ------------------   ------------
NOMINEES:
                                                     CLASS II
                                               TERMS EXPIRE IN 1996

Gilbert Goldstein    77  Principal in the law firm of Gilbert Goldstein, P.C.           150,151           *

William B. Kemper    58  Private real estate investor                                   100,000           *

CONTINUING DIRECTORS:
                                                      CLASS I
                                               TERMS EXPIRE IN 1998

Herbert T. Buchwald  65  Principal in the law firm of Herbert T. Buchwald, P.A.          35,526           *
                          and President and Chairman of the Board of Directors
                          of BPR Management Corporation

                                                     CLASS III
                                               TERMS EXPIRE IN 1997

Steven J. Borick     43  President, Texakota, Inc. and a General Partner in             100,000           *
                          Texakota Oil Company

David D. Mandarich   48  Executive Vice President-Real Estate and Chief               1,521,179            7.8%
                          Operating Officer of the Company

Larry A. Mizel       53  Chairman of the Board of Directors, President and Chief      4,304,043(4)        22.0%
                          Executive Officer of the Company and Chairman of the
                          Boards of Asset Investors Corporation and Commercial
                          Assets, Inc.

------------------------
*   Represents less than one percent of the outstanding shares of Common Stock.

(1) Includes, where applicable, shares of Common Stock owned by such person's minor children and spouse and by other related individuals or entities over whose shares such person has custody.

(2) Includes the following shares of Common Stock that such persons had the right to acquire within 60 days of the Record Date by the exercise of stock options at prices ranging from $3.00 to $6.60 per share: Gilbert Goldstein 100,000, William B. Kemper 100,000, Steven J. Borick 100,000, Herbert T. Buchwald 25,000, Larry A. Mizel 116,666 and David D. Mandarich 216,666.

(3) The percentage shown includes shares of Common Stock actually owned and shares of Common Stock which the person had the right to acquire within 60 days of the Record Date. In calculating the percentage of ownership, all shares of Common Stock which the person had the right to acquire within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other person.

(4) Includes 5,000 shares held jointly by Mr. Mizel's wife and her brother and sister, 1,115 shares owned by Mr. Mizel's minor children and 405,314 shares of Common Stock with respect to which Mr. Mizel may be considered the "beneficial owner," as defined under the Securities Exchange Act of 1934 (the "1934 Act"), because he is a beneficiary of certain trusts which own all of the outstanding stock of CVentures, Inc., a corporation which controls the voting of these shares of Common Stock. Mr. Mizel is a director and officer of CVentures, Inc. Also includes 194,032 shares of Common Stock owned by certain trusts for the benefit of Mr. Mizel and certain members of his immediate family, over which shares Mr. Mizel does not exercise voting control, although he has a limited power of appointment allowing him to direct the trustee to gift all or a portion of such shares to any person other than himself, or a creditor. Mr. Mizel disclaims beneficial ownership of the 194,032 shares.

OTHER INFORMATION RELATING TO DIRECTORS

    The following is a brief description of the business experience during at least the past five years of each member and nominee for the Board of Directors of the Company.

    GILBERT GOLDSTEIN has been engaged in private law practice for more than the past five years as the principal in the law firm of Gilbert Goldstein, P.C. See "Certain Relationships and Related Transactions" below. Mr. Goldstein has been a Director of the Company since January 1976. Mr. Goldstein also is the Chairman of the Legal Committee and a member of the Compensation Committee. Mr. Goldstein has indicated he will resign from the Compensation Committee effective May 3, 1996.

    WILLIAM B. KEMPER has been engaged in private real estate investments, real estate development and property management since May 1982. Prior to May 1982, he was president of Gold Crown, Inc., a real estate development company. Until its merger with KeyCorp on February 27, 1995 (the "KeyCorp Merger"), Mr. Kemper served as a director of OMNIBANCORP and some of its nine wholly owned subsidiary banks. Mr. Kemper has been a Director of the Company since January 1972. He is a member of the Audit Committee and the Compensation Committee

    HERBERT T. BUCHWALD has been a principal in the law firm of Herbert T. Buchwald, P.A. and president and chairman of the board of directors of BPR Management Corporation, a property management company located in Denver, Colorado, for more than the past five years. Mr. Buchwald was appointed to the Company's Board of Directors in March 1994 and is Chairman of the Audit Committee and a member of the Compensation Committee.

    STEVEN J. BORICK has been the president of Texakota, Inc., an oil and gas exploration and development company, and a general partner in Texakota Oil Company, a private oil and gas partnership, for more than the past five years. He also is a director of Superior Industries International, Inc., a New York Stock Exchange-listed manufacturer of automobile accessories, and Richmond Homes, Inc. I, a wholly owned subsidiary of the Company (individually or collectively with its subsidiaries, "Richmond Homes"). For additional information concerning Richmond Homes and its relationship with the Company, see "Certain Relationships and Related Transactions" below. Mr. Borick has been a Director of the Company since April 1987 and is a member of the Audit Committee and Chairman of the Compensation Committee.

    DAVID D. MANDARICH was elected Chief Operating Officer of the Company in March 1996, Co-Chief Operating Officer in September 1994 and Executive Vice President-Real Estate in April 1993 and appointed a Director of the Company in March 1994. From April 1989 to April 1993, Mr. Mandarich served as a consultant to the Company. In April 1990, Mr. Mandarich was elected as chairman of the Board of Directors of Richmond Homes. Mr. Mandarich also was a Director of the Company from September 1980 until April 1989.

    LARRY A. MIZEL was elected President of the Company in March 1996 and has served as Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years. Mr. Mizel also serves as a director of Richmond Homes. Until the KeyCorp Merger, Mr. Mizel was the chairman of the board of directors of OMNIBANCORP, a Denver based bank holding company, and its nine wholly owned subsidiary banks (collectively, "OMNIBANCORP"). Mr. Mizel also is chairman of the boards of directors of Asset Investors Corporation ("Asset Investors"), a New York Stock Exchange-listed real estate investment trust ("REIT"), and Commercial Assets, Inc. ("Commercial Assets"), an American Stock Exchange-listed REIT, both managed by a subsidiary of the Company. Mr. Mizel has been a Director of the Company since founding the Company in January 1972 and is a member of the Legal Committee.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

    The Audit Committee of the Board of Directors consists currently of Messrs. Borick, Buchwald and Kemper. The Audit Committee met 11 times during 1995. The Audit Committee is chaired by Mr. Buchwald and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company's independent accountants and meets with them to review the progress and results of their work as well as their resulting recommendations. The Audit Committee recommends to the Board of Directors the appointment of, has direct access to and reviews the fees of the Company's independent accountants. In connection with the internal accounting controls of the Company, the Audit Committee reviews internal audit procedures and reporting systems.

    The Director of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company's compliance with certain Company procedures which are designed to enhance management's consideration of all aspects of major transactions involving the Company. The Audit Committee has direct control over staffing and compensation of the internal audit department. Additionally, the Audit Committee reviews annually the Company's Corporate Code of Conduct. On at least a quarterly basis, the Company's Chief Financial Officer reports directly to the Audit Committee on significant accounting issues, if any.

    The Compensation Committee currently consists of Messrs. Goldstein, Buchwald, Kemper and Borick. During 1995, the Compensation Committee met four times. The Compensation Committee is chaired by Mr. Borick and is active in approving the design of executive compensation plans, reviewing salaries, bonuses and other forms of compensation for officers and key employees of the Company, establishing salaries, benefits and other forms of compensation for new employees and in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria utilized and factors considered by the Compensation Committee in reviewing and making recommendations with respect to executive compensation, see "Report of the Compensation Committee" below.

    The Legal Committee currently consists of Messrs. Goldstein and Mizel. During 1995, the Legal Committee met eight times. The Legal Committee is chaired by Mr. Goldstein and is active in reviewing legal issues and interacting with the Company's inside and outside legal counsel.

    The Company has no executive or nominating committees. Procedures for nominating persons for election to the Board of Directors are contained in the Company's By-laws.

    During 1995, the Board of Directors held 12 regularly scheduled board meetings. The directors also considered Company matters and had numerous communications with the Chairman of the Board of Directors and others wholly apart from the formal meetings. In 1995, all of the Company's directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served.

COMPENSATION

    Each director who is not an officer of the Company is paid $3,000 per month and $750 for each Board of Directors meeting and each meeting of the Audit and Compensation Committees and is reimbursed for expenses related to his attendance at Board of Directors and committee meetings.

    In addition, Mr. Borick received fees of $1,500 per month during 1995 for services as a Richmond Homes Director.

    Mr. Kemper is covered by the Company's self-funded contributory medical plan for which he pays 100% of the premiums. For the medical plan's fiscal year-ended February 28, 1996, Mr. Kemper's premiums did not cover the cost of claims paid by the Company on Mr. Kemper's behalf.

                               EXECUTIVE OFFICERS

    Set forth below are the names and offices held by the executive officers of the Company as of the Record Date. The executive officers of the Company are elected annually and hold office until their successors are duly elected and qualified or until their resignation, retirement, death or removal from office. Biographical information on Messrs. Mizel and Mandarich, who serve as directors and executive officers of the Company, is set forth in "Election of Directors" above. Biographical information on the other executive officers of the Company is set forth below.

           NAME                                  OFFICES HELD AS OF THE RECORD DATE
--------------------------  ----------------------------------------------------------------------------
Larry A. Mizel              Chairman of the Board of Directors and Chief Executive Officer (2)

Spencer I. Browne (1)       President, Co-Chief Operating Officer and a Director

David D. Mandarich          Executive Vice  President-Real  Estate,  Co-Chief Operating  Officer  and  a
                             Director (2)

Paris G. Reece III          Senior  Vice President,  Secretary, Treasurer,  Chief Financial  Officer and
                             Principal Accounting Officer

Michael Touff               Vice President and General Counsel

John J. Heaney              Vice President

------------------------
(1) Mr. Browne resigned from those positions on March 31, 1996 to become President, Chief Executive Officer and a Director of Financial Asset Management LLC ("FAMC").

(2) On April 1, 1996, Mr. Mizel was  named Chairman of the Board, President  and
    Chief   Executive  Officer  and  Mr.  Mandarich  was  named  Executive  Vice
    President-Real Estate and Chief Operating Officer of the Company.

    SPENCER I. BROWNE, on April 1, 1996, became President, Chief Executive Officer and a Director of Financial Asset Management LLC ("FAMC"), the Company's asset management subsidiary that manages Asset Investors and Commercial Assets. He served as President of the Company from May 1990 until March 31, 1996, as Chief Operating Officer of the Company from December 1989 until September 1994 and as Co-Chief Operating Officer from September 1994 until March 31, 1996. Mr. Browne also served in various other capacities with the Company from February 1984 until March 31, 1996, as an officer, Director, or both of some of the Company's subsidiaries, including Richmond Homes. Mr. Browne has served as President and Chief Executive Officer of Asset Investors since August 1988 and as a Director of Asset Investors since September 1988. He has served as President, Chief Executive Officer and a Director of Commercial Assets since its organization in 1993. For additional information concerning Asset Investors and Commercial Assets, see "Certain Relationships and Related Transactions" below. Mr. Browne also serves on the boards of directors of Asset Investors Funding Corporation and Asset Investors Mortgage Funding Corporation, both wholly owned subsidiaries of Asset Investors, which have a class of securities registered pursuant to Section 12 of the 1934 Act or are subject to the requirements of
Section 15(d) of the 1934 Act.

    PARIS G. REECE III, 41, was elected as a Vice President of the Company in August 1988, as Secretary in February 1990, as Chief Financial Officer of the Company in June 1990, as Treasurer in September 1993 and as Senior Vice President in September 1994. Mr. Reece also is an officer of most of the Company's subsidiaries. Mr. Reece also is an Executive Vice President and the Chief Financial Officer of Asset Investors and Commercial Assets.

    MICHAEL TOUFF, 51, was elected as a Vice President and the General Counsel of the Company in December 1994. From August 1992 through December 1994, he was an officer in the law firm of Ireland, Stapleton, Pryor & Pascoe, P.C.; and prior to August 1992, he was an officer of Holmes & Starr A Professional Corporation.

    JOHN J. HEANEY, 47, was elected as a Vice President of the Company in May 1989 and is also an officer, director or both of some of the Company's subsidiaries.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation received by the Chief Executive Officer and the four other most highly paid executive officers for the three fiscal years ended December 31, 1995.

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                                             ------------
                                                      ANNUAL COMPENSATION                       SHARES
                     NAME AND                       ------------------------  OTHER ANNUAL    UNDERLYING       ALL OTHER
                PRINCIPAL POSITION                  YEAR   SALARY    BONUS    COMPENSATION     OPTIONS      COMPENSATION (1)
--------------------------------------------------  ----  --------  --------  ------------   ------------   ----------------
Larry A. Mizel (2),                                 1995  $560,000  $668,000(3)    N/A          -0-              $2,310
  Chairman of the Board of Directors,               1994  $540,000  $700,000(4)    N/A           75,000          $2,310
  President and Chief Executive Officer             1993  $540,000  $300,000    $100,000(5)     350,000          $2,249

Spencer I. Browne, (2)(6)                           1995  $440,000  $668,000(3)    N/A          -0-              $2,310
  President, Chief Executive Officer                1994  $400,000  $700,000(4)    N/A           75,000          $2,310
  and a Director of FAMC                            1993  $380,000  $300,000     N/A            350,000          $2,249

David D. Mandarich,                                 1995  $460,000  $668,000(3)    N/A          -0-              $2,310
  Chief Operating Officer, Executive                1994  $432,000  $700,000(4)    N/A           75,000          $2,310
  Vice President-Real Estate (7) and                1993  $432,000  $300,000     N/A            350,000          $3,239
  a Director

Paris G. Reece III                                  1995  $167,000  $135,000     N/A            -0-              $2,310
  Sr. Vice President, Secretary, Treasurer,         1994  $162,000  $125,000     N/A             50,000          $2,310
  Chief Financial Officer and                       1993  $155,000  $110,000     N/A            -0-              $2,249
  Principal Accounting Officer

Michael Touff (8)                                   1995  $210,000  $ 90,000     N/A            -0-              $2,310
  Vice President and General Counsel

------------------------
(1) The amounts disclosed in this column consist of contributions under the Company's 401(k) Plan and, for the year 1993, in the case of Mr. Mandarich, Richmond Homes' 401(k) Plan.

(2) Asset Investors and Commercial Assets granted Messrs. Browne and Mizel the options and dividend equivalent rights ("DERs") set forth below during the three years indicated as consideration for serving as the Chairman and the President and Chief Executive Officer, respectively, of those companies:

                                                   1995                            1994                            1993
                                      ------------------------------   -----------------------------   ----------------------------
                                                          TAXABLE                         TAXABLE                        TAXABLE
                                      OPTIONS   DERS*   COMPENSATION   OPTIONS  DERS*   COMPENSATION   OPTIONS  DERS*  COMPENSATION
                                      -------   ------  ------------   -------  ------  ------------   -------  -----  ------------
Larry A. Mizel
  Asset Investors...................  70,000    44,181    $91,123      102,540  29,102    $469,491      23,454  8,538    $139,457
  Commercial Assets.................  30,000    20,981     91,806       60,000  11,729      79,917     100,000  1,098     -0-

Spencer I. Browne
  Asset Investors...................  70,000    44,121    134,214       99,977  28,861     456,874      23,454  8,538     139,457
  Commercial Assets.................  30,000    20,981    156,079       60,000  11,729      15,247     100,000  1,098     -0-

------------------------
* DERs are calculated and accrued as of each dividend record date and may be paid either in shares of Asset Investors or Commercial Assets common stock, respectively, cash or property distributed as a dividend and may be distributed either prior to or in connection with the exercise of the related option, each as determined by the board of directors of Asset Investors or compensation committee of Commercial Assets. DERs are automatically distributed quarterly. Taxable compensation in 1994 includes 64,362 shares of Commercial Assets stock valued at $7.47 per share paid to Messrs. Mizel and Browne as a dividend on Asset Investors shares related to the formation of Commercial Assets in 1993.
    None of the other named executive officers was granted options or DERs by Asset Investors or Commercial Assets during 1993, 1994 or 1995.

(3) This bonus was paid on March 1, 1996 in accordance with the terms of the M.D.C. Holdings, Inc. Executive Officer Performance-Based Compensation Plan. Twenty percent of the bonus was paid by issuing 18,562 shares of Common Stock valued at $7.20 per share to each of Messrs. Mizel, Browne and Mandarich in accordance with the terms of such plan.

(4) 15% of this bonus was paid by issuing 22,105 shares of Common Stock valued at $4.75 per share, the closing price of the Common Stock on the New York Stock Exchange on November 18, 1994, the date the Compensation Committee of the Board of Directors determined the initial amount and form of the bonuses.

(5) Amount represents a reimbursement for estimated additional income taxes to be incurred by Mr. Mizel in future years in connection with the grant of certain non-qualified stock options in prior years which were intended to be granted as incentive stock options.

(6) Mr. Browne served as President, Co-Chief Operating Officer and a Director of the Company until his resignation from those positions on March 31, 1996. He assumed the positions indicated on April 1, 1996. See "Certain Relationships and Related Transactions."

(7) In 1989, the Company entered into a consulting agreement (the "Consulting Agreement") with Mr. Mandarich. From January 1, 1993 through March 1993, the Consulting Agreement provided the terms of Mr. Mandarich's consulting responsibilities and compensation. The Consulting Agreement was terminated in connection with Mr. Mandarich's election as Executive Vice President-Real Estate in April 1993. Richmond Homes paid $216,000 and $150,000 of his consulting fees and bonus, respectively, in 1993 for services rendered to Richmond Homes during this period.

(8) On December 19, 1994, Mr. Touff and the Company entered into an Employment Agreement providing for Mr. Touff's employment by the Company, commencing December 31, 1994. The Employment Agreement provides for Mr. Touff's terms of employment, including base salary, annual incentive compensation as set forth in the Summary Compensation Table, the option grant described in the following option exercise table and provisions for indemnification and severance payments

    (N/A: Disclosure is not applicable under the Securities and Exchange Commission's rules.)

    Each of the named executive officers is covered by the Company's severance pay policy which provides severance pay to eligible employees, including each of the named executive officers, whose employment is involuntarily terminated by the Company for reasons other than gross misconduct. Employees are eligible for severance pay if involuntarily terminated after ninety (90) days of employment. The amount of severance pay is based on the length of service with the Company. For each of the named executive officers, except Mr. Touff, the amount of pay would be one week for each year of service to a maximum of twelve (12) weeks; provided, however, the Compensation Committee of the Board of Directors may approve additional severance payments for situations involving management personnel. See "Certain Relationships and Related Transactions." Mr. Touff's employment agreement provides for severance compensation of $100,000 during 1996 in the case of termination of Mr. Touff's employment without cause.

OPTION GRANTS IN LAST FISCAL YEAR

    There were no options granted to any of the named executive officers in fiscal 1995.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The table below provides information on option exercises in fiscal 1995 by the named executive officers and the value of such officers' unexercised options at December 31, 1995.

                                                                     SHARES UNDERLYING          VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                                                   AT FISCAL YEAR END (1)      AT FISCAL YEAR END (1)
                                        ACQUIRED ON    VALUE     --------------------------  --------------------------
NAME                                    EXERCISE (2)  REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------  -----------  ----------  -----------  -------------  -----------  -------------
Larry A. Mizel........................     485,861   $2,176,761     116,666       308,334     $ 212,086    $   387,292
Spencer I. Browne.....................     251,875   $1,242,904     191,666       308,334     $ 528,124    $   390,626
David D. Mandarich....................     496,914   $2,205,056     216,666       308,334     $ 631,248    $   390,626
Paris G. Reece III....................      37,500   $  213,202      33,334        16,666     $  95,833    $    47,918
Michael Touff.........................      -0-         -0-          25,000        25,000     $  53,125    $    53,125

------------------------
(1) The closing price of the Common Stock on December 29, 1995 on the New York Stock Exchange was $7.125.

(2) Certain of the named executive officers borrowed two-thirds of the exercise price and income taxes due on the exercise of options pursuant to the M.D.C. Holdings, Inc. Executive Option Purchase Program. Pursuant to the Option Purchase Program, Messrs. Mizel and Mandarich may borrow up to $1,000,000, Mr. Browne may borrow up to $700,000 and Mr. Reece may borrow up to $300,000 to pay up to two-thirds of the exercise price and income taxes due on the exercise of options. All borrowings are secured by a pledge of 100% of the stock acquired upon exercise, are full recourse to the borrower and bear interest at the average one month LIBOR plus 1% adjusted monthly. SEE "Certain Relationships and Related Transactions" below.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPHS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised solely of directors who are not employees of the Company. The Committee is responsible for setting executive compensation policies and determining the compensation paid to executive officers of the Company.

    The purposes  of  the  Company's  executive  compensation  programs  are  to attract, retain and reward highly qualified executives while maintaining a strong and direct link between executive pay, the Company's financial performance and total shareowner return. The Committee also believes that executive officers and other key employees of the Company should have a significant stake in the Company's stock price performance in order to link total executive compensation to shareowner return. Additionally, the Company's executive compensation programs are intended to address the Committee's concern that the Company's highly experienced executive team, which has been successful in the Company's principal markets, potentially could be targeted by the Company's competitors.

    The Company's executive compensation program consists of three main components: base salary, annual performance-based incentive compensation and stock-based, long-term incentive. The Company's management philosophy calls for maintaining relatively few middle management employees in order to speed decision-making and to operate more efficiently. Because of this, base salaries for the Company's executive officers, including the Chief Executive Officer, are targeted and paid at or above the average rates paid by competitors in order to enable the Company to retain its experienced and skilled executives. However, the Committee does believe that, based upon studies by a major independent human resources consulting firm retained by the Committee in prior years, that the Company's overall management costs are lower than other, similarly sized companies, including those included in the Peer Group Index shown on the performance graph below.

    Base salaries are reviewed annually and adjusted based on individual performance, annual salary increases in the industry, and the going rate for similar positions at comparable companies. The factors considered by the Committee in setting compensation for 1995 included, among others, the following components: the increase in the Company's stock price and cumulative return to shareowners as reflected on the performance graph below, the Company's earnings per share, increased home closings, record revenues, renewed equity coverage by Wall Street analysts, the reduction of the Company's inactive land inventory, the Company's performance compared to that of its competitors, reduction of debt and its improved debt/equity ratio. In addition, the Committee considered the methods that would provide the greatest motivation to the Company's senior executive officers. Finally, the Committee took into consideration the continuation of the Company's quarterly dividends that were reinstated in 1994 and the 50% increase of the quarterly dividend during 1995 from $.02 per share to $.03 per share.

    As demonstrated in the five-year performance graph below, the Company's previous debt reduction and restructuring plans and the Company's ongoing efforts to build and sell homes that are targeted to first-time and first-time move up home buyers, while retaining the flexibility to adapt both the Company's financial structure and home building operations to changes in the marketplace, have contributed to the 43% increase in the Company's share price during 1995 and the 2,750% increase in cumulative return to shareowners, since 1990. These returns are substantially higher than returns recorded by the Standard & Poor's 500 and Peer Group Index during the same period.

    Incentive compensation paid to Messrs. Mizel, Browne and Mandarich with respect to 1995 was based strictly upon the M.D.C. Holdings, Inc. Executive Officer Performance-Based Compensation Plan adopted in April 1994 and approved by the Company's shareowners. This plan is designed (i) to provide the Company's most senior executive officers annual incentive compensation based on achievement of specific performance objectives linked to return on equity; and
(ii) to meet the requirements for exemption from limits on the ability of the Company to deduct executive compensation. In order to further link incentive compensation to shareowner return, the Committee determined to pay 20% of the bonuses payable with respect to 1995 under the plan to Messrs. Mizel, Browne and Mandarich in the form of Common Stock.

    The Company also maintains an annual bonus program under which the Company's other executive officers and key management employees have the opportunity to earn cash bonuses. Bonuses are intended to compensate management and other employees for the attainment of the Company's annual profit and other financial performance goals, as determined by the Committee. Because the Company met or exceeded the 1995 performance goals for these performance criteria, the Committee authorized the bonuses set forth in the summary compensation table for the named executive officers other than Messrs. Mizel, Browne and Mandarich.

    Historically, the Committee has granted long-term, stock-based incentives in the form of stock options to executive officers and other key management employees. These incentives are designed and intended to more closely link management and shareowner interest and to motivate executives to make long-term decisions and investments that will serve to increase the long-term total return to shareowners. Vesting requirements in the option grants also serve to provide long-term incentive to retain key officers and other employees.

CEO COMPENSATION

    The Committee determined Mr. Mizel's compensation in accordance with the principles described above. Mr. Mizel's salary for 1995 was $560,000. The Committee approved a bonus of $668,000 for Mr. Mizel for 1995 in accordance with the terms of the Executive Officer Performance-Based Compensation Plan described above.

    The Committee approved Mr. Mizel's salary based on the following factors, in order of importance to the Committee: (i) the Company's significantly improved home sales revenues and home closings during 1995 compared to the Company's 1994 results; (ii) the comparative performance of the Company's Common Stock as reflected in the performance graph; and (iii) the continuation and increase of the Company's quarterly dividends in 1995.

    The primary financial performance improvements on which the Committee relied was the increase in the Company's gross revenues to a record of $866 million and the 45% shareowner return in 1995.

                                          COMPENSATION COMMITTEE
                                          Steven J. Borick, Chairman
                                          Gilbert Goldstein
                                          William B. Kemper
                                          Herbert T. Buchwald

PERFORMANCE GRAPHS

    Set forth below is a graph comparing the yearly change in the cumulative total return of the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and with that of a peer group over the five-year period ending on December 31, 1995. It is assumed in the graph that $100 was invested (i) in Common Stock; (ii) in the stocks of the companies in the Standard & Poor's 500 Index; and (iii) in the stocks of the peer group companies just prior to the commencement of the period and that all dividends received within a quarter were reinvested in that quarter. The peer group index is composed of the following companies: Centex Corporation, PH Corporation, U.S. Home Corporation, Standard Pacific Corp., The Ryland Group, Inc., Toll Brothers, Inc., Kaufman and Broad Home Corporation, Capital Pacific Holdings, Inc., Lennar Corporation and UDC Homes Inc.

    Note: The stock price performance shown on the following graph is not indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF MDC COMMON STOCK, THE S&P 500 INDEX
                           AND A SELECTED PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       FIVE YEARS
                 MDC    Peer Group    S&P 500
12/31/90      100.00        100.00     100.00
12/31/91      750.00        200.15     130.40
12/31/92     1650.00        228.93     140.32
12/31/93     2350.00        316.46     154.43
12/31/94     2000.06        191.05     156.46
12/31/95     2850.20        308.79     215.16

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board of Directors was comprised of the following non-employee directors: Steven J. Borick (chairman), Herbert T. Buchwald, Gilbert Goldstein and William B. Kemper. During fiscal 1995, Gilbert Goldstein, P.C., of which Mr. Goldstein is the sole shareholder, performed services for the Company in the ordinary course of business for which it received compensation from the Company. For a discussion of the services provided and the compensation received, see "Certain Relationships and Related Transactions" below. Mr. Goldstein will resign from the Committee prior to the Meeting.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Until February 28, 1995, Messrs. Mizel and Kemper were officers, directors, shareholders or all three, and Messrs. Browne and Goldstein were shareholders of the predecessor to KeyCorp. The Company and certain of its subsidiaries maintain accounts in Key Bank of Colorado, a subsidiary of KeyCorp, which leased approximately 20,400 square feet in the building for which it paid rent, including for parking, of approximately $270,000, including retroactive rent adjustments. The lease was renewed on May 31, 1995 and provides Key Bank with the right to renew the lease for up to 18 successive five-year periods at the greater of the current lease rate or fair market value (as defined in the lease).

    Approximately 7,000 square feet in the Company's building is leased by various affiliates of Mr. Mizel for which they collectively paid rent, including for parking, of approximately $50,000 in 1995.

    During 1995, the Company paid Premier Building Group, Inc. ("Premier"), a company in which Mr. Mandarich's brother-in-law is an owner and the vice president, approximately $7,372,000 for plumbing, door and millwork services.

    Also during 1995, the Company paid Ireland, Stapleton, Pryor and Pascoe, P.C. approximately $123,000 for legal services. Mr. Touff was an officer of that firm until December 1994 and received payments during 1995 from that firm of approximately $46,000 for services rendered to that firm in years prior to 1995.

    Effective October 1, 1994, the Company entered into a three-year agreement with Gilbert Goldstein, P.C., of which Gilbert Goldstein, a Director of the Company, is the sole shareholder. Pursuant to the agreement, Mr. Goldstein acts as a consultant to the Company on legal matters and, in return, the Company (i) pays Mr. Goldstein's firm $14,000 per month for a minimum of 120 hours per month in legal services; (ii) pays Mr. Goldstein's firm $150 per hour for services performed in excess of 120 hours in any month; (iii) provides office space with an estimated annual rental value of $14,000 in the Company's office building;
(iv) provides one full-time secretary (in 1995, this secretary received an annual salary of $28,000 plus benefits); and (v) reimburses actual expenses incurred related to services provided. The agreement may be renewed at the option of Gilbert Goldstein, P.C. for two additional years at $7,500 per month for up to 15 hours of services per week. Payment of $170,000 was made directly to Mr. Goldstein's firm in 1995 in connection with the agreement.

    During 1995, the Company paid to PageWorks + Tri Design ("PageWorks"), a marketing and communications firm, approximately $188,000 for annual report design, advertising and marketing design services. PageWorks is owned by Mr. Mizel's brother-in-law.

    On April 12, 1995, the Company's Board of Directors adopted the Option Purchase Program. The purpose of the Option Purchase Program was to facilitate the exercise by the Company's key executive officers of options held by those officers that would expire shortly, to permit those officers to increase their ownership of the Common Stock and more closely align the interests of such officers with those of the Company's shareowners. Pursuant to the Option Purchase Program, Messrs. Mizel and Mandarich may borrow up to $1,000,000, Mr. Browne may borrow $700,000 and Mr. Reece may borrow up to $300,000 for the purpose of paying two-thirds of the sum of the exercise price of options exercised and federal and state income taxes due as a result of the exercise of the options. All borrowings under the Option Purchase Program are secured by a pledge of 100% of the stock acquired upon exercise, are full recourse to the borrower and bear interest at the average one month LIBOR plus 1%, adjusted monthly. Certain principal and accrued interest is payable on April 1st of each year based on a 10-year amortization. Additional principal is due on each April 1st in an amount required to reduce the outstanding aggregate principal amount of the loans under the Option Purchase Program to each borrower in an amount depending on each borrower's maximum permitted borrowings. The unpaid principal balance is due on the earlier of: (i) October 26, 2000; (ii) 90 days after the borrower's employment with the Company has been terminated for cause; or (iii) one year after the borrower's employment with the Company has been terminated other than for cause.

    The following table shows as of December 31, 1995, the number of shares exercised pursuant to the Option Purchase Program, the date of borrowings under the Option Purchase Program and the principal and interest due as of that date for each of the executive officers eligible to participate under the Option Purchase Program:

                                             NUMBER OF                               ACCRUED
                                              SHARES      DATE OF    NOTE BALANCE  INTEREST AT
BORROWER                                     EXERCISED      NOTE     AT 12/31/95    12/31/95
------------------------------------------  -----------  ----------  ------------  -----------
Larry A. Mizel............................     100,000       5/8/95      276,667        1,605
Spencer I. Browne (1).....................     147,500      4/14/95      206,434       10,107
                                                25,000      7/27/95       72,970        2,127
                                                55,000     10/26/95       29,792          367
David D. Mandarich (2)....................     496,914      4/17/95      775,590          200

------------------------
(1) On April 1, 1996, Mr. Browne sold the indicated shares to the Company and repaid all amounts borrowed, including accrued interest. See "Reorganization of FAMC" below.

(2) On January 12, 1996, Mr. Mandarich increased his borrowings by $137,760.60 to pay 2/3 of additional taxes due on his exercised options.

    In the ordinary course of its business, HomeAmerican has made other loans to certain officers and employees of the Company. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features.

REORGANIZATION OF FAMC

    On March 25, 1996, Spencer Browne, the Company, M.D.C. Residual Holdings, Inc., a wholly owned subsidiary of the Company ("Residual") and Financial Asset Management Corporation (the "Management Corporation") entered into an agreement (the "Agreement") effective as of April 1, 1996, pursuant to which Mr. Browne, Residual and the Management Corporation formed a new entity, Financial Asset Management LLC ("FAMC"). Mr. Browne owns 20% of FAMC, and the Management Corporation and Residual own the remaining 80% of FAMC.

    Pursuant to the Agreement, Mr. Browne and the Company have entered into an employment agreement (the "Employment Agreement") and FAMC assumed the business operations of Management Corporation. FAMC will manage Asset Investors and Commercial Assets and perform certain other asset management functions previously undertaken by Management Corporation.

    Also pursuant to the Agreement, Mr. Browne sold 473,142 shares of the Company's Common Stock to the Company for $7.125 for a total of $3,371,137. A portion of the proceeds of this sale was used by Mr. Browne to repay all outstanding principal and interest borrowed from the Company pursuant to the Option Purchase Program.

    Mr. Browne acquired his 20% interest from FAMC by contributing to FAMC $400,000 in good funds at closing and the delivery of a $2,100,000 Promissory Note. The Promissory Note is non-negotiable, has a maturity date of December 31, 1998, bears interest at the Company's corporate borrowing rate (not to exceed 13% per annum) and requires principal payments on April 1 of each year during the term of the Promissory Note as specified in the Promissory Note. The Promissory Note is secured by a pledge of Mr. Browne's interest in FAMC, evidenced by a Pledge Agreement dated April 1, 1996.

    The Agreement provides that from January 1, 1997 through December 31, 1998, Mr. Browne shall have the right to cause FAMC to purchase his interest in FAMC at the put or call price described below. Similarly, at all times on and after January 1, 1997, FAMC shall have the right to cause Mr. Browne to sell to FAMC, his interest in FAMC at the put or call price. The put or call price equals the amount paid by Mr. Browne for his interest in FAMC increased by Mr. Browne's share of FAMC's earnings subsequent to March 31, 1996 and decreased by (i) Mr. Browne's share of FAMC's losses during the same period; (ii) all distributions to Mr. Browne in respect of his interest in FAMC during the same period and (iii) the outstanding principal amount of and accrued interest on the Promissory Note described above.

    The Employment Agreement between the Company and Mr. Browne provides that Mr. Browne will be a Manager of FAMC and, as such, shall hold the offices of President, Chief Executive Officer and Director. The term of the Employment Agreement is April 1, 1996 through December 31, 1998, subject to annual renewals thereafter unless terminated earlier. The Employment Agreement (i) provides for Mr. Browne's compensation in the form of a base salary, annual incentive compensation based on FAMC's pre-tax net income (subject to an annual limitation on the annual incentive compensation during the initial term of the employment agreement) and certain fringe benefits; (ii) permits Mr. Browne to continue to participate in the Option Purchase Program; (iii) provides severance payments in the event Mr. Browne's employment is terminated in amounts that depend on the reason for and timing of the termination, subject to a cap to avoid disallowance of compensation deductions by the Company and excise taxes for Mr. Browne as a result of "excess parachute payments" pursuant to the Internal Revenue Code and
(iv) provides for certain benefits in the event of a change in control as defined in the Employment Agreement.

ASSET INVESTORS CORPORATION

    FAMC has entered into a management agreement (the "Asset Investors Management Agreement") with Asset Investors, which was amended and renewed effective January 1, 1996. Pursuant to the Asset Investors Management Agreement, FAMC advises Asset Investors on various facets of its business and manages its day-to-day operations, subject to the supervision of Asset Investors' Board of Directors. FAMC receives compensation for its management services based in large part on the performance of Asset Investors. FAMC's predecessor earned $1,645,000 in fees from Asset Investors during 1995. As of the Record Date, three of the five directors of Asset Investors were Independent Directors (as defined in
Asset Investors' By laws). Larry A. Mizel, Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Chairman of the Board of Directors of Asset Investors, and Spencer I. Browne, President, Chief Executive Officer and a Director of FAMC effective April 1, 1996 and President, Chief Executive Officer and a Director of Asset Investors, are the beneficial owners of 2.17% and 1.99%, respectively, of the outstanding common stock of Asset Investors. In addition, the Company is the beneficial owner of approximately 1.24% of the outstanding shares of common stock of Asset Investors.

COMMERCIAL ASSETS, INC.

    In August 1993, Asset Investors formed Commercial Assets to acquire and manage a portfolio of ownership interests in commercial securitizations. In October 1993, Asset Investors distributed approximately 70% of the shares of Commercial Assets to the Asset Investors shareowners as a dividend. As of the Record Date, three of the five directors of Commercial Assets were Independent Directors (as defined in Commercial Assets' By laws). Asset Investors owns approximately 27% of the common stock of Commercial Assets. The Company currently owns less than 1% of Commercial Assets' outstanding common stock. FAMC has entered into a management agreement (the "Commercial Assets Management Agreement") with Commercial Assets, pursuant to which FAMC receives an incentive fee, which is based on the performance of Commercial Assets, administrative fees and fees for other management services. FAMC's predecessor earned $1,151,000 in fees from Commercial Assets during 1995. As of the Record Date, the Company, Mr. Mizel, the Chairman of the Board of Directors of Commercial Assets, and Mr. Browne, President, Chief Executive Officer and a Director of Commercial Assets, were beneficial owners of .74%, 2.80%, and 2.80%, respectively, of the outstanding common stock of Commercial Assets.

RICHMOND HOMES

    On February 2, 1994, the Company acquired 35% of the outstanding shares of Richmond Homes common stock (the only remaining shares of Richmond Homes not then owned by the Company) from Messrs. Mizel and Mandarich. Messrs. Mizel and Mandarich had purchased the shares in December 1989. In exchange for their shares of Richmond Homes, Messrs. Mizel and Mandarich received an aggregate of 608,695 shares of MDC Common Stock based upon a value of the Richmond Homes shares determined by a special committee of the Board of Directors which relied on an independent appraisal of such shares. The Company now owns 100% of Richmond Homes. As of the Record Date, Messrs. Mizel and Mandarich owed $559,920 and $280,080, respectively, to the Company under unsecured promissory notes (the "Promissory Notes") (which bear interest at 8%, payable annually in December, and which mature in December 1999) which were issued to the Company in February 1994 in exchange for an aggregate of $840,000 in notes held by the Company which were executed by Messrs. Mizel and Mandarich in connection with their 1989 purchase from the Company of the Richmond Homes shares. The Promissory Notes now provide that Mr. Mizel and Mr. Mandarich pay the cash proceeds of the sale of any of the 405,739 and 202,956 shares of MDC Common Stock, respectively, to the Company to the extent of the unpaid balances of the Promissory Notes, plus accrued but unpaid interest thereon. The Company recognized interest income of $67,200 on the Promissory Notes in 1995.

                HOLDERS OF FIVE PERCENT OR MORE OF VOTING SHARES
                   OF THE COMPANY AND OWNERSHIP OF MANAGEMENT

    The table below sets forth those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock individually and the number of shares beneficially owned by the Company's named officers individually and by all of the Company's officers and directors as a group, each as of the Record Date. The information as to beneficial ownership is based upon statements furnished to the Company by such persons. Information with respect to the beneficial ownership of shares of Common Stock held by each of the directors of the Company, one of whom beneficially owns more than 5% of the outstanding shares of Common Stock, is set forth in "Election of Directors" above.

                                                                                       NUMBER OF SHARES
                                                                                       OF COMMON STOCK
                                                                                            OWNED         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                                 BENEFICIALLY     CLASS (2)
-------------------------------------------------------------------------------------  ----------------  ------------
Manufacturers Life Insurance Company
200 Bloor Street East
Toronto, Ontario, CANADA M4W 1E5.....................................................       1,866,666(3)        9.6%
SC Fundamental Value Fund, L.P.
SC Fundamental Value BVI, Inc.
SC Fundamental, Inc.
712 Fifth Avenue
New York, New York 10019.............................................................       2,193,197(4)       11.2%
Paris G. Reece III
3600 South Yosemite St., #900
Denver, Colorado 80237...............................................................          78,334         *
Michael Touff
3600 South Yosemite St., #900
Denver, Colorado 80237...............................................................          25,000(5)      *
All officers and directors
 as a group (10 persons).............................................................       7,068,606          34.8%

------------------------
 *  Less than 1%.

(1) The addresses of Messrs. Mizel and Mandarich, the Directors who beneficially own more than 5% of the outstanding shares of Common Stock (see "Election of Directors" above), are 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237 and 4600 South Ulster Street, Suite 400, Denver, Colorado 80237, respectively.

(2) In calculating the percentage of ownership, all shares of Common Stock which the identified person or group had the right to acquire within 60 days of the Record Date, by the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) Based upon information in a Schedule 13G filed with the Commission on February 14, 1989, Manufacturers Life Insurance Company exercises sole voting and dispositive power over all such shares.

(4) Based upon information in a Schedule 13D filed with the Commission on January 15, 1996, the named beneficial owners hold shared voting and dispositive power over all such shares; includes a $1,948,000 bond and a $1,052,000 bond convertible at $7.75 into an aggregate of 387,187 shares of Common Stock. On the Record Date, the Company's Common Stock closed at $6.375.

(5) Includes 33,334 shares and 25,000 of Common Stock that Messrs. Reece and Touff have the right to acquire within 60 days of the Record Date by the exercise of stock options at a price of $4.25 and $5.00 per share, respectively.

    No change in control of the Company has occurred since the beginning of the last fiscal year. The Company knows of no arrangement the operation of which may, at a subsequent date, result in a change in control of the Company.

    The Company's executive officers and directors are required under Section 16(a) of the 1934 Act to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and the New York and Pacific Stock Exchanges. Copies of those reports also must be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 1995 all such reports were filed on a timely basis.

                     SHAREOWNER PROPOSAL FOR ELIMINATION OF
                         STAGGERED TERMS FOR DIRECTORS

    Shareowner proponents have stated that they intend to have the following proposal and supporting statement presented at the Meeting. A similar proposal was presented at the Company's 1995 meeting of shareowners and defeated. Approval of the proposal requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Meeting. The adoption of the proposal would only constitute a recommendation to the Board of Directors.

    John J. Gilbert, the owner of 1,000 shares of Common Stock, and Margaret R. Gilbert, the owner of 1,000 shares of Common Stock, both of 29 E. 64th St., New York, NY 10021-7043 and Dan Fuhrman, the holder of 1,000 shares of Common Stock, P.O. Box 110543, Aurora, CO 80042, have given notice that they intend to present the following resolution at the Meeting:

    "RESOLVED: That the stockholders of M.D.C. Holdings, Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes as is now provided and that on expiration of present terms of directors their subsequent election shall also be on an annual basis."

REASONS:

    "Very strong support along the lines we suggest were shown at the last annual meeting when owners of 2,964,217 shares [25.7%], were cast in favor of this proposal."

    "ARCO to its credit, voluntarily ended their [staggered board election procedure] stating that when a very high percentage (34.6%) desired it to be changed to an annual election it was reason enough for them to change it. Several other companies have also followed suit such as: Pacific Enterprises, Katy Industries, Hanover Direct and others. A few years ago my resolution on the subject was withdrawn when the Westinghouse directors agreed to end their stagger system. At the recent Lockheed-Martin merger the stagger system was ended and also at a special merger meeting of First Commerce Corporation in 1995. Further, Allegheny Power System tried to put in a stagger system, as well as take away cumulative voting, and the stockholders defeated it, showing stockholders are interested in their rights."

    "Because of the normal need to find new directors and because of environmental problems and the avalanche of derivative losses and many groups desiring to have directors who are qualified on the subjects, we think that ending the stagger system of electing directors is the answer. Some recommendations have been made to carry out the CERES 10 points. The 11th, in our opinion, should be to end the stagger system of electing directors and to have cumulative voting."

    "Equitable Life Insurance Company, which is now called Equitable Companies, converted from a policy owned company to a public stockholder meeting. Thanks to AXA, the comptrolling French insurance company not wanting it they now do not have a staggered board."

    "Orange and Rockland Utility Company had a terrible time with the stagger system and its 80% clause to recall a director. The chairman was involved in a scandal effecting the company. Not having enough votes the meeting to get rid of the chairman had to be adjourned. Finally, at the adjourned meeting enough votes were counted to recall him."

    "If you agree, please mark your proxy FOR; if you disagree mark AGAINST.
    NOTE: PROXIES NOT MARKED WILL BE VOTED AGAINST THIS RESOLUTION."

    THE BOARD OF DIRECTORS HAS CONSIDERED THIS PROPOSAL AND RECOMMENDS THAT SHAREOWNERS VOTE AGAINST IT.

    As was stated when this proposal was brought to a vote of the Company's shareowners last year, the Board of Directors believes that the election of directors by classes enhances the continuity and stability of the Board of Directors and its policies. When directors are elected by classes, a change in the composition of the majority of the Board of Directors normally requires at least two shareowner meetings instead of one. Board classification also is intended to encourage any person seeking to acquire control of the Company to initiate such an action through arm's length negotiations with management and the Board of Directors, who are in the position to negotiate a transaction which is fair to all of the Company's shareowners. In the aggregate, the current members of the Company's Board of Directors have approximately 85 years of experience as directors of the Company. The Board of Directors believes that the classified system of electing directors makes it more likely that a Board of Directors with this level of experience continues, facilitating the work of the Board of Directors, including planning for the Company's future. The Company's continued successful performance, as reflected in the performance graph shown above, validates this belief.

            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company, acting on the recommendation of the Audit Committee, has selected the firm of Price Waterhouse LLP, independent accountants, to examine the financial statements of the Company for the year ending December 31, 1996. This selection is being submitted for ratification at the Meeting. Price Waterhouse has served as the Company's independent accountants since 1989. A representative of Price Waterhouse is expected to be present at the Meeting and available to respond to appropriate questions and, although Price Waterhouse has indicated that no statement will be made, an opportunity for a statement will be provided. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the

Meeting is required for such ratification. If the shareowners do not ratify the selection of Price Waterhouse, if it should decline to act or otherwise become incapable of acting or if its employment is discontinued, the Board of Directors will appoint independent accountants for fiscal 1996.

    The Board of Directors recommends a vote FOR the proposal to ratify the selection of Price Waterhouse LLP as independent accountants for fiscal 1996. Proxies solicited by the Board of Directors will be so voted unless shareowners specify otherwise.

                                 OTHER MATTERS

    The Board of Directors of the Company has approved the dissemination of a post meeting report to shareowners describing, among other things, the events which take place at the 1996 Annual Meeting. The post meeting report was requested by John J. and Margaret Gilbert, shareowners of the Company, at the 1992 Annual Meeting of Stockholders.

    Management and the Board of Directors of the Company know of no matters to be brought before the meeting other than as set forth above. However, if any other matters are properly presented to the shareowners for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                              SHAREOWNER PROPOSALS

    Any proposal which a shareowner may desire to present at the 1997 Annual Meeting of Shareowners must be received in writing by the Secretary of the Company prior to December 15, 1996.

                                         BY THE ORDER OF THE BOARD OF DIRECTORS,

                                                  [SIG]

Larry A. Mizel
CHAIRMAN OF THE BOARD

M.D.C. HOLDINGS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
PROXY FOR ANNUAL MEETING OF SHAREOWNERS--MAY 3, 1996

PROXY

The undersigned hereby appoints Larry A. Mizel and Paris G. Reece III, or any one of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 1996 Annual Meeting of Shareowners and any adjournments or postponements thereof and to vote as designated on the reverse side hereof, all the shares of Common Stock of M.D.C. Holdings, Inc. held of record by the undersigned on March 12, 1996. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

1.   Election of Directors, Nominees for two Class II Directors:
     Gilbert Goldstein and William B. Kemper
2.   Ratification of Selection of Independent Accountants.
3. A shareowner proposal to eliminate staggered terms for Directors.

Please specify your choices by clearly marking the appropriate boxes. Unless otherwise specified, this proxy will be voted "FOR" Items 1. and 2. above and "AGAINST" Item 3. above.

SEE REVERSE SIDE

/X/

Please mark your
votes as in this
example.

FOR      / /

WITHHELD / /

FOR      / /

AGAINST  / /

ABSTAIN  / /

FOR      / /

AGAINST  / /

ABSTAIN  / /

1.   Election of Directors
 (see reverse)

2.   Ratification of Independent Accountants

3.   Shareowner proposal to eliminate staggered terms for Directors.

1. The Board of Directors recommends a vote "FOR" the election of Messrs. Goldstein and Kemper.
For, except vote withheld from the following nominee:

-------------------------------------------------------------------------------

2. The Board of Directors recommends a vote "FOR" the ratification of the Independent Accountants.

3. The Board of Directors recommends a vote "AGAINST" the proposal to eliminate staggered terms for Directors.

SIGNATURE(S)
             ------------------------------------------------------------------

DATE
     --------------------------------------------------------------------------

SIGNATURE(S)
             ------------------------------------------------------------------

DATE
     --------------------------------------------------------------------------

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.